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                                                                    EXHIBIT 99.1

                              [IL FORNAIO LOGO]

FOR IMMEDIATE RELEASE                                CONTACT:        PAUL KELLEY
                                                                  (415) 945-4207
                                                                PKELLEY@ILFO.COM


                  IL FORNAIO ANNOUNCES AMENDED MERGER AGREEMENT

     CORTE MADERA, CA--May 2, 2001--Il Fornaio (America) Corporation (Nasdaq National Market: ILFO), an authentic Italian restaurant and bakery company with locations across the United States, announced today that its Board of Directors, following the recommendation of a Special Committee of the Board composed of independent directors, has approved an amended merger agreement with Manhattan Acquisition Corp. ("Newco"), an affiliate of Bruckmann, Rosser, Sherrill & Co., L.L.C. ("BRS"). Under the terms of the amended merger agreement, the merger consideration payable to the stockholders of the Company is $12.00 per share in cash. Under the terms of the original merger agreement that was signed in November 2000, the consideration per share consisted of $14.00 in cash. The current price reflects unfavorable developments in the debt markets that have occurred since the original merger agreement was signed as well as concerns regarding the impact on Il Fornaio of the recent slowdown in the economy and the energy crisis in California.

     The merger remains subject to the condition that Newco obtain the financing required to complete the merger. In connection with the execution of the amended merger agreement, Fleet BancBoston issued a new commitment letter to Newco, subject to various conditions, for the necessary debt financing. In addition to the financing condition, completion of the transaction remains subject to a number of other conditions, including stockholder and regulatory approvals. Although no assurance can be given, the merger is currently expected to be completed in July 2001.


     FORWARD-LOOKING STATEMENTS

     This document contains forward-looking statements that involve risks and uncertainties relating to future events, including whether and when the proposed merger will be




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     consummated. These risks and uncertainties could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to, risks that stockholder approval, financing, and regulatory and other clearances and consents may not be obtained in a timely manner or at all and that any other conditions to the merger may not be satisfied. The Company assumes no obligation to update the forward-looking information.

     INFORMATION CONCERNING PARTICIPANTS

     Il Fornaio (America) Corporation, its directors and executive officers may be deemed to be participants in the solicitation of proxies from Il Fornaio stockholders to approve the merger. The directors and executive officers of Il Fornaio have interests in the merger, some of which may differ from, or may be in addition to, those of Il Fornaio's stockholders generally. Those interests, which will be described in greater detail in the proxy statement with respect to the merger, include interests related to the equity participation by certain executive officers and directors in the acquiring entity, potential employment relationships, option and stock holdings and indemnification.

     AVAILABILITY OF PROXY STATEMENT

     Il Fornaio (America) Corporation plans to file and mail to its stockholders a definitive proxy statement containing information about Il Fornaio, the merger and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the merger. When available, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Il Fornaio, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement, when available, and Il Fornaio's SEC filings will also be obtainable, without charge, from Il Fornaio's Chief Financial Officer at Il Fornaio (America) Corporation, 770 Tamalpais Drive #400, Corte Madera, CA 94924 (415) 945-0500.